UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

                                 June 26, 2003
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                       (Date of earliest event reported)


                            Trans World Corporation
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            (Exact name of registrant as specified in its charter)


     Nevada                            0-25244                  13-3738518
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(State or other jurisdiction    (Commission file number)      (IRS Employer
      of incorporation)                                     Identification No.)


545 Fifth Avenue, Suite 940, New York, New York                    10017
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  (Address of principal executive offices)                       (Zip Code)

                                (212) 983-3355
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             (Registrant's telephone number, including area code)


                                Not Applicable
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             (Former name, former address and former fiscal year,
                        if changed since last report)






                                  Page 1 of 3
                        Exhibit Index appears on Page 2



ITEM 5.   Other Events and Required FD Disclosure.

     On May 14, 2003, the Registrant commenced its note exchange offer pursuant to which the Registrant offered to the holders of its 12% Senior Secured Notes due March 17, 2005 (the "Notes") to exchange the Notes for 22,640 (or more under certain circumstances) shares of its common stock or $1,000 principal amount Variable Rate Promissory Notes due 2010, and, to certain tendering Noteholders who have not received certain past interest payments on the Notes, the 8% Promissory Notes due 2006.

     On June 10, 2003, the Registrant announced that it extended the expiration date of its note exchange offer from 5:00 p.m. New York City time on Wednesday, June 11, 2003, to 5:00 p.m. New York City time, on Thursday, June 26, 2003, unless otherwise extended.

     On June 26, 2003, the Registrant announced that the note exchange offer expired at 5:00 p.m. on Thursday, June 26, 2003. The Registrant also announced that all $20.0 million principal amount of the Notes had been tendered and that the Registrant had accepted all tendered Notes for exchange. A copy of the Registrant's press release announcing the expiration of the note exchange offer is attached as Exhibit 99.1.


ITEM 7.   Financial Statements, Pro Forma Financial Information and Exhibits.


Exhibit Number                          Description
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99.1                          Press Release dated June 26, 2003.




















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                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  TRANS WORLD CORPORATION




Date:  June 27, 2003              /s/  Rami S. Ramadan
                                  _____________________
                                  Rami S. Ramadan
                                  Chief Executive Officer and
                                  Chief Financial Officer






























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